SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Act of 1934


         Date of Report (date of earliest event reported): November 20, 2000

                                 AMG OIL LTD.
             (Exact name of registrant as specified in its charter)


       Nevada                        000-30087                    N/A
    (State or other                 (Commission              (I.R.S. Employer
     jurisdiction                    File Number)            Identification No.)
   of incorporation)


                           Suite 700, 700 - 6th Avenue, SW
                                Calgary, AB, T2P-0T8
                           (Address of Principal Executive
                             Offices, including Zip Code)

                                    (403) 531-9718
                            (Registrant's Telephone Number,
                                  including Area Code)



                (Former name or former address, if changed since last report)

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Item 5. Other Events.

On November 20, 2000 AMG Oil Ltd.'s (the "Company") board of directors ratified a letter agreement earlier entered into with Durum Cons. Energy Corp. "Durum". Pursuant to the agreement the Company shall grant Durum a twenty percent (20%) beneficial interest in the North Area of PEP 38256, which includes the site of the Arcadia-1 well, with effect from the date on which the Arcadia-1 well spudded ("Effective Date"); The material terms of the agreement provide:

1. In consideration of the grant of the beneficial interest Durum shall contribute:

     (1) forty percent (40%) of the costs incurred under the PEP 38256 Joint Venture Operating Agreement, dated 5 October 2000 ("JVOA"), on the drilling and the plugging and abandoning or the setting of casing to total depth ("Drilling and Casing") of the Arcadia-1 well.

     (2) thereafter, contribute twenty percent (20%) of the cost of joint operations on the Arcadia-1 well, if any;

     (3) 20% of the past costs incurred in the North Area being NZ$160,000.

     (4) 20% of ongoing costs for the North Area per the JVOA.

2. From the Effective Date, Durum shall be entitled to a twenty percent (20%) vote on all decisions relating to joint operations under the JVOA in which it is participating;

3. Durum shall be responsible only for obligations and liabilities attaching to the interest under the JVOA which accrue as and from the Effective Date; and

After completing this farm in the Registrant had sufficient funding in place to fund the second well ( the Arcadia-1 well) in its two well obligation pursuant to the terms an option agreement granted to Registrant by the operator of permit, Indo-Pacific Energy Ltd. Under the terms of the agreement the Registrant agreed to fund the drilling of two wells in order to earn an 80% interest in the permit.

The Arcadia-1 well was spudded on November 12, 2000. The well reached its target depth of 4852 feet on November 23, 2000. While reservoir quality sandstones were encountered , no effective top seal to these was present, and there was no evidence for commercial hydrocarbons and the well is to be plugged and abandoned.
After giving effect to this transaction, the interests in PEP 38256 are the following:

Company                    North Area PEP 38256          South Area PEP 38256

AMG Oil Ltd.                         50%                         58%
Indo-Pacific Energy Ltd.             20%                         20%
Magellan Petroleum
  Australia Limited                                              12%
Durum Cons. Energy Corp.             20%
Orion Exploration Ltd.               10%                         10%

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Durum is a Canadian based junior exploration company. Two of the Registrant's directors, Dr. David Bennett and Mr. Michael Hart are also directors of Durum, but neither own any common shares in Durum. Mr. Alex Guidi, a former director of the Registrant, and a major shareholder in the Registrant, owns 200,000 common shares of Durum.

Item 7(c). Exhibits.

List of Exhibits

Exhibit No.       Exhibit Description Page No

99.1 Letter Agreement amongst AMG Oil Ltd. and Durum Cons. Energy Ltd. signed on November 20, 2000;



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Exhibit 99.1

EP 38265 Farmin                            Page 1
--------------------------------------------------------------------------------

10 November 2000

Dr. David Bennett
Chief Executive Officer
AMG Oil (NZ) Limited
284 Karen Road, Karori
WELLINGTON, New Zealand

Dear Dr. Bennett


                                   PEP 38256 - Arcadia-1 Well
                                   --------------------------

Further to the various discussions during recent weeks regarding the drilling of the Ealing-1 and the Arcadia-1 wells in PEP 38256 in the onshore Canterbury Basin of New Zealand, Durum Cons Energy Corp advises that, subject to Board approval, it is prepared to farmin to PEP 38256, through a wholly owned New Zealand subsidiary ("Durum"), on the following terms:

1. AMG Oil (NZ) Limited ("AMG") shall grant Durum a twenty percent (20%) beneficial interest in the North Area of PEP 38256 (as shown on the attached map) with effect from the date on which the Arcadia-1 well spuds ("Effective Date");

2. In consideration of the grant of the beneficial interest referred to in paragraph 1, Durum shall contribute:

    (i) forty percent (40%) of the costs incurred under the PEP 38256 Joint Venture Operating Agreement, dated 5 October 2000 ("JVOA"), on the drilling and the plugging and abandoning or the setting of casing to total depth ("Drilling and Casing") of the Arcadia-1 well;

    (ii) thereafter, contribute twenty percent (20%) of the cost of joint operations on the Arcadia-1 well, if any;

    (iii)  20% of the past costs incurred in the North Area being NZ$160,000.

    (iv)   20% of ongoing costs for the North Area per the JVOA.

3. From the Effective Date, Durum shall be entitled to a twenty percent (20%) vote on all decisions relating to joint operations under the JVOA in which it is participating;

4. Durum shall be responsible only for obligations and liabilities attaching to the interest under the JVOA which accrue as and from the Effective Date; and

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EP 38265 Farmin                            Page 2
--------------------------------------------------------------------------------

Please confirm your acceptance of the above farmin terms and conditions by signing, dating and returning the duplicate copy of this letter.

Yours sincerely,                             Signed for and on behalf of
                                             AMG Oil (NZ) Limited



/s/ Bernhard Zinkhofer                       /s/ David Bennett
Bernhard Zinkhofer                           David Bennett
President Durum Cons Energy Corp.            Chief Executive Officer


                                             Dated:  November 20, 2000
                                                     --------------------

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 AMG OIL LTD.

Date: December 4, 2000           By:   /s/Cameron Fink
                                    --------------------------------------------
                                    Cameron Fink
                                    President





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